Exhibit 99.1

Mesa Royalty Trust Announces Trust Income for January 2010

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS January 20, 2010 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of January 2010. Unitholders of record on January 31, 2010 will receive distributions amounting to $533,017 or $0.286016432 per unit payable on April 30, 2010. The Trust received $346,188 and $6,307 from the New Mexico and Colorado portions of the San Juan Basin Properties. Royalty income from the Hugoton Properties totaled $198,650.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701